EXHIBIT 10.3


                          MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement (this "AGREEMENT") is made and entered into effective as of July 1, 2008, by and between PEOPLE'S LIBERATION, INC., a Delaware corporation ("MANAGER") and J. LINDEBERG USA, LLC, a California limited liability company ("COMPANY"). Manager and the Company are collectively referred to herein as the "PARTIES."

                                    RECITALS

A. the Company was formed by Bella Rose, LLC, a California limited liability company ("BR") and a wholly-owned subsidiary of Manager, and J Lindeberg USA Corp, a New York corporation ("JLUS") and a wholly-owned  subsidiary  of J.  Lindeberg  AB, a Swedish  company ("JL
         SWEDEN"), on June 27, 2008, by the filing of the Articles of Organization of the Company with the Office of the Secretary of State of the State of California.

B. Concurrently herewith, the Company, BR and JLUS are entering into a Limited Liability Company Agreement (the "OPERATING AGREEMENT") to govern the relationship between BR and JLUS and the affairs of the Company and the conduct of its business, including its management and distribution of profits and losses.

C. In connection with the formation of the Company, and as contemplated by the Operating Agreement, the Parties desire to enter into this Agreement, pursuant to which Manager shall provide management and general and administrative support services to the Company as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. CERTAIN DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Operating Agreement.

2. MANAGEMENT SERVICES. During the term hereof, Manager, either directly or through one or more of its Affiliates (other than the Company), shall (i) advise and consult with the Company and its members regarding all aspects of the Company's development, operations and expansion,
         (ii) provide management expertise and services for the Company's development and implementation of operational and financial plans and for its strategic planning and decisions, and (iii) advise and consult with the Company, and assist the Company in its development, management and implementation of general and administrative procedures and record keeping function with respect to the Company's following activities (the services described in this SECTION 2 are collectively referred to herein as the "SERVICES"):

         2.1      Marketing,   selling  and  contract   administration  services
                  necessary to order, sell, process and deliver J. Lindeberg(TM) branded apparel;

         2.2      Managing the administration of payroll services;


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         2.3      Management of inventory tracking and management services;

         2.4 Management of accounting functions, including accounts payable and accounts receivable functions, monitoring receipts, purchase orders, income and expenditures, establishing operating and capital budgets and forecasts, and other general ledger and financial reporting activities;

         2.5 Management of preparation of federal, state and local tax returns and facilitating any audits or other responses or actions required in connection with such tax returns;

         2.6 Management of insurance matters, including advice on the types, amounts and other terms of insurance the Company should maintain and is required to maintain under any of its contracts;

         2.7      Engagement, management and supervision of outside accountants,
                  attorneys,   financial   consultants  and  other  professional
                  advisors of the Company; and

         2.8 Any other activities which would generally be expected from a reasonably prudent manager and operator or which would be necessary for the daily operations of the business of the Company.

The services performed by the Manager for Company pursuant to the terms hereof shall be in addition to, and shall not otherwise affect the Manager's own responsibilities for Company's operations resulting from the Manager's indirect ownership of 50% of Company's equity interests.

3. EXCLUDED SERVICES. NOTWITHSTANDING SECTION 2 TO THE CONTRARY, THE SERVICES SHALL NOT INCLUDE, MANAGER SHALL HAVE NO RESPONSIBILITY TO
         PROVIDE, AND THE COMPANY SHALL PROVIDE DIRECTLY UTILIZING ITS OWN RESOURCES, THE FOLLOWING SERVICES, THE COSTS OF WHICH SHALL BE BORNE DIRECTLY BY THE COMPANY:

         3.1 The following personnel services: (i) dedicated sales representatives, (ii) dedicated customer service representatives, (iii) dedicated accounting representatives,
                  (iv) dedicated brand managers, and (v) dedicated Internet sales managers;

         3.2      Dedicated showroom space for Company products;

         3.3      Any additional direct costs of the Company; and

         3.4 All personnel for the operation of the Retail Store and any other additional full-time dedicated employees of the Company.

4.       PERFORMANCE AND AUTHORITY.

         4.1 STANDARD OF CARE. Manager shall provide the Services in a timely and current manner, consistent with management and administrative practices, standards, methods and procedures conforming with (i) all applicable laws and (ii) the degree of care, skill, diligence and prudence which would generally be expected from a reasonably prudent manager experienced in


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                  providing  services of the kind required to be provided by the
                  Manager under this Agreement.

         4.2 INDEPENDENT CONTRACTOR RELATIONSHIP. With respect to its performance of the Services, Manager is an independent contractor, with the authority to control, oversee and direct the performance of the details of the Services.

         4.3 NO JOINT VENTURE OR PARTNERSHIP. This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of any state.

5. TERM. The respective rights, duties, and obligations of the parties hereunder shall commence on the date hereof and shall continue for an initial term expiring August 31, 2009 (the "TERM"). Following the Term, this Agreement may be renewed and continued as agreed to by the Company and the Manager. This Agreement shall terminate at such time as the Operating Agreement is terminated or at such time as BR or its permitted transferees no longer hold Membership Units in the Company.

6. COMPENSATION FOR SERVICES. During the Term, Manager shall not receive any fees or other compensation for providing the Services hereunder. The Company and the Manager shall negotiate in good faith with respect to any fees payable if this Agreement is renewed and continued.

7. COVENANTS RELATING TO THE COMPANY & PERFORMANCE. Manager agrees to cause the Services to be performed as and when required by this Agreement and to provide all funds, personnel and assistance necessary or appropriate to cause such performance.

8.       MISCELLANEOUS.

         8.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the exhibits and schedules attached hereto, represents the entire agreement among all the parties hereto concerning the subject matter hereof and supersedes all prior understandings, agreements, and representations by or among the Parties and their respective Affiliates, written or oral, to the extent they relate in any way to the subject matter hereof, including the Term Sheet, dated June 10, 2008, between Manager and JL Sweden. This Agreement may only be amended by a writing signed by all of the parties hereto.

         8.2 GOVERNING LAW. This Agreement, the application and interpretation hereof shall be governed exclusively by its terms and the laws of the State of California without regard to its conflict of laws provisions.

         8.3 CONSENT TO JURISDICTION AND VENUE. Any action, suit or proceeding in connection with this Agreement must be brought against any Party in a court of record of the State of California, County of Los Angeles, or of the United States District Court for the Central District of California or in any state or federal court in the State of California, County of Los Angeles, each Party hereby consenting and submitting to the exclusive jurisdiction thereof; and to the fullest extent permitted by law, service of process may be made upon any Party, by certified or registered mail, at the address to be used for the giving of notice to such Party under SECTION


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                  7.10.  Nothing  herein  shall affect the right of any Party to serve process in any manner permitted by applicable law. In any action, suit or proceeding in connection with this Agreement, each Party hereby waives any claim that Los Angeles County or the Central District of California or the State of California is an inconvenient forum.

         8.4 CONSTRUCTION. This Agreement and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Further, each Party has been or has declined to be represented by legal counsel in connection with the drafting and negotiation of this Agreement and the other agreements referred to herein. Consequently, each Party acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

         8.5 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of the Agreement or any provision hereof.

         8.6 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         8.7 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         8.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         8.9 FURTHER ASSURANCES. The Parties each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of this Agreement.

         8.10 NOTICES. All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested) or by a recognized national overnight courier service to the addresses set forth on EXHIBIT A to the Operating Agreement (Manager's address is the same as BR's address). Notices delivered pursuant to this Section shall be deemed given: at the time delivered, if personally delivered; three (3) business days after being deposited in the mail, if mailed; and one (1) business day after timely delivery to the courier, if by overnight courier service. Any party may change the address to which notice is to be sent by written notice to the Manager in accordance with
                  Section 16.13 of the Operating Agreement.


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         8.11     INTERPRETATION.  Whenever  the  singular  form is used in this
                  Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The words "herein" "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation."

         8.12 ASSIGNMENT. Neither party shall be permitted to assign this Agreement, or the rights and obligations existing hereunder, without the prior written consent of the Company and the Manager.

                         [SIGNATURES ON FOLLOWING PAGE]


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        IN WITNESS  WHEREOF,  each of the  parties  hereto has  executed or has caused this Agreement to be executed by its duly authorized representative to be effective as of the Effective Date.

                                     J.  LINDEBERG  USA,  LLC, a
                                     California limited liability company


                                     By:      /s/ Colin Dyne
                                              ----------------------------------
                                     Name:    Colin Dyne
                                     Title:   Manager


                                     PEOPLE'S LIBERATION, INC.,
                                     a Delaware corporation


                                     By:      /s/ Colin Dyne
                                              ----------------------------------
                                     Name:    Colin Dyne
                                     Title:   Chief Executive Officer


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